EXHIBIT 23-A


            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1990 Stock Option Plan of Sprint Corporation of our reports dated February 1, 2000 with respect to the consolidated financial statements and schedule of Sprint Corporation and the combined financial statements and schedules of the Sprint FON Group and the Sprint PCS Group included in Sprint Corporation's Annual Report (Form 10- K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                   /s/ Ernst & Young LLP
                                   ERNST & YOUNG LLP

Kansas City, Missouri
January 18, 2001